Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002

In connection with Amendment No. 1 to the Quarterly Report of China GengSheng Minerals. Inc. (the "Company"), on Form 10-Q/A for the quarter ended June 30, 2012 as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), the undersigned officer of the 41 Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

i. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.

Date: November 8, 2012	/s/ Ningfang Liang
Ningfang Liang
Chief Financial Officer and Treasurer